                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549



                                       FORM 8-K


                  Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934



                                   April 25, 1997
                   ------------------------------------------------
                   Date of Report (Date of earliest event reported)


                            U.S. OFFICE PRODUCTS COMPANY
                 ---------------------------------------------------
                 (Exact name of registrant specified in its charter)



     Delaware                        0-25372                     52-1906050
-------------------------------------------------------------------------------
 (State or other Juris-           (Commission                (I.R.S. Employer
diction of incorporation            File No.)               Identification No.)



1025 Thomas Jefferson Street, N.W., Suite 600 East, Washington, D.C.   20007
-------------------------------------------------------------------------------
       (Address of principal executive offices)                      (Zip Code)



                                     (202) 339-6700
                 ----------------------------------------------------
                 (Registrant's telephone number, including area code)

Item 5.  Other Events

    The following financial statements of U.S. Office Products Company (the "Company") are being filed to reflect the Company's acquisitions through March 26, 1997:

         (a) Consolidated financial statements of the Company as of April 30, 1996 and 1995 and January 25, 1997 (unaudited) and for each of the fiscal years ended April 30, 1996, 1995 and 1994 and the nine months ended January 25, 1997 and January 31, 1996 (unaudited).

         (b) Unaudited pro forma combined financial information of the Company as of January 25, 1997 and for each of the years ended April 30, 1996, 1995 and 1994 and for the nine months ended January 25, 1997 and January 31, 1996.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

    (i)   Consent of Price Waterhouse LLP

    (ii)  Consent of Ernst & Young LLP

    (iii) Consent of BDO Seidman, LLP

    (iv)  Consent of KPMG Peat Marwick LLP

    (v)   Consent of Rubin, Koehmstedt & Nadler, PLC

    (vi)  Consent of Parent, McLaughlin & Nangle

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of U.S. Office Products Company

    In our opinion, based upon our audits and the reports of other auditors, the accompanying consolidated balance sheet and the related consolidated statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of U.S. Office Products Company and its subsidiaries at April 30, 1996 and 1995 and the results of their operations and their cash flows for each of the three fiscal years in the period ended April 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of School Specialty, Inc., The Re-Print Corporation, SFI Corp. and Hano Document Printers, Inc. (wholly owned subsidiaries) which statements reflect total assets of approximately $70.7 million at December 31, 1994 and total revenues of $252.3 million, $194.4 million and $85.9 million for the years ended December 31, 1995, 1994 and 1993, respectively. We also did not audit the financial statements of Bay State Computer Group, Inc. and Fortran Corp. (wholly owned subsidiaries) which statements reflect total assets of approximately $20.5 million at March 31, 1995 and total revenues of $83.9 million, $64.0 million and $37.5 million for the years ended March 31, 1996, 1995 and 1994, respectively. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for School Specialty, Inc., The Re-Print Corporation, SFI Corp., Hano Document Printers, Inc., Bay State Computer Group and Fortran Corp. is based solely on the reports of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Minneapolis, Minnesota
May 31, 1996, except as to the third paragraph of Note 3 which is as of January 24, 1997, and
Note 14, which is as of July 10, 1996

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
School Specialty, Inc.

    We have audited the balance sheets of School Specialty, Inc. (formerly known as EDA Corporation) (the Company) as of December 31, 1995 and 1994, and the related statements of operations, changes in shareholders' deficit and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

February 2, 1996

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
The Re-Print Corporation
Birmingham, Alabama

    We have audited the accompanying balance sheets of The Re-Print Corporation as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for three years ended December 31, 1995, 1994, and 1993 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Re-Print Corporation at December 31, 1995 and 1994, and the results of its operations and its cash flows for three years ended December 31, 1995, 1994, and 1993 in conformity with generally accepted accounting principles.

                                          /s/ BDO Seidman, LLP

Atlanta, Georgia
February 8, 1996

                          INDEPENDENT AUDITOR'S REPORT

BAY STATE COMPUTER GROUP, INC.
  Boston, Massachusetts

    We have audited the accompanying balance sheets of Bay State Computer Group, Inc. as of March 31, 1996 and 1995, and the related statements of earnings and retained earnings, and cash flows for the three years ended March 31, 1996, 1995 and 1994 (none of which are presented herein separately). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bay State Computer Group, Inc. as of March 31, 1996 and 1995, and the results of its operations and its cash flows for the three years ended March 31, 1996, 1995, and 1994 in conformity with generally accepted accounting principles.

                                          [SIGNATURE APPEARS HERE]
                                          Certified Public Accountants

May 23, 1996, except for Note N
as to which the date is
October 14, 1996

            [LETTERHEAD OF PARENT, MCLAUGHLIN & NANGLE APPEARS HERE]

                [LETTERHEAD OF RUBIN, KOEHMSTEDT & NADLER, PLC]

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
  Fortran Corp.
  Newington, Virginia

    We have audited the accompanying balance sheet of Fortran Corp. as of March 31, 1996, and 1995 and the related statements of earnings, changes in stockholders' equity, and cash flows for the years ended March 31, 1996, 1995, and 1994 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fortran Corp. as of March 31, 1996, and 1995 and the results of its operations and its cash flows for three years ended March 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.

    As described in Note 9 to the financial statements, on August 21, 1996, the Company entered into a letter of intent to exchange all of its issued and outstanding shares of common stock for shares of U.S. Office Products Company common stock.

                                          /S/ RUBIN, KOEHMSTEDT & NADLER

June 7, 1996, except for Note 9,
as to which the date is October 24, 1996

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Hano Document Printers, Inc.:

    We have audited the accompanying balance sheet of Hano Document Printers, Inc. as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year then ended, which are not included herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hano Document Printers, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Norfolk, Virginia
August 28, 1996

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
SFI Corp.:

    We have audited the accompanying balance sheet of SFI Corp. as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year then ended, which are not included herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SFI Corp. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Norfolk, Virginia
August 28, 1996

                          U.S. OFFICE PRODUCTS COMPANY

                           CONSOLIDATED BALANCE SHEET

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                   APRIL 30,
                                                                             ----------------------
                                                                                1995        1996
                                                                             ----------  ----------  JANUARY 25,
                                                                                                         1997
                                                                                                     ------------
                                                                                                     (UNAUDITED)
                                                     ASSETS
Current assets:
  Cash and cash equivalents................................................  $   19,183  $  177,635  $     56,462
  Accounts receivable, less allowance for doubtful accounts of $1,301,
    $4,304 and $7,857, respectively........................................     122,847     206,140       336,434
  Lease receivables........................................................                  24,807        30,442
  Inventories..............................................................      63,056     128,396       250,795
  Prepaid expenses and other current assets................................       6,670      28,122        52,831
                                                                             ----------  ----------  ------------
      Total current assets.................................................     211,756     565,100       726,964
Property and equipment, net................................................      40,617      95,411       202,678
Intangible assets, net.....................................................      27,154     143,452       585,841
Lease receivables..........................................................                  47,005        44,423
Other assets...............................................................       5,620      19,751        68,401
                                                                             ----------  ----------  ------------
      Total assets.........................................................  $  285,147  $  870,719  $  1,628,307
                                                                             ----------  ----------  ------------
                                                                             ----------  ----------  ------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term debt..........................................................  $   62,156  $  134,590  $    367,225
  Accounts payable.........................................................      61,456     114,871       172,555
  Accrued compensation.....................................................      10,342      20,207        38,966
  Other accrued liabilities................................................      15,619      29,919        69,342
                                                                             ----------  ----------  ------------
      Total current liabilities............................................     149,573     299,587       648,088
Long-term debt.............................................................      32,696     199,504       389,453
Deferred income taxes......................................................       4,357       7,056         7,633
Other long-term liabilities................................................       1,617       2,222         6,106
                                                                             ----------  ----------  ------------
      Total liabilities....................................................     188,243     508,369     1,051,280
                                                                             ----------  ----------  ------------
Commitments and contingencies
Minority interest..........................................................                   6,024         4,941
Stockholders' equity:
  Preferred stock, $.001 par value, 500,000 shares authorized, none
    outstanding Preferred stock of a pooled company........................       1,000
  Common stock, $.001 par value 500,000,000 shares authorized, 26,568,288,
    44,174,854 and 51,352,131 shares issued and outstanding,
    respectively...........................................................          27          44            51
  Additional paid-in capital...............................................      50,855     299,027       496,189
  Cumulative translation adjustment........................................        (193)        418        (3,772)
  Retained earnings........................................................      45,215      56,837        79,618
                                                                             ----------  ----------  ------------
      Total stockholders' equity...........................................      96,904     356,326       572,086
                                                                             ----------  ----------  ------------
      Total liabilities and stockholders' equity...........................  $  285,147  $  870,719  $  1,628,307
                                                                             ----------  ----------  ------------
                                                                             ----------  ----------  ------------

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                        CONSOLIDATED STATEMENT OF INCOME

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                              FOR THE NINE
                                                                                              MONTHS ENDED
                                                  FOR THE FISCAL YEAR ENDED APRIL 30,   -------------------------
                                                  ------------------------------------  JANUARY 31,  JANUARY 25,
                                                     1994        1995         1996         1996          1997
                                                  ----------  ----------  ------------  -----------  ------------
                                                                                               (UNAUDITED)
Revenues........................................  $  597,511  $  798,709  $  1,386,212   $ 975,128   $  1,807,652
Cost of revenues................................     427,308     586,989     1,016,640     719,908      1,295,249
                                                  ----------  ----------  ------------  -----------  ------------
      Gross profit..............................     170,203     211,720       369,572     255,220        512,403
Selling, general and administrative expenses....     151,979     181,845       314,314     213,123        418,516
Nonrecurring acquisition costs..................                                 8,078       6,094         10,957
Discontinuation of printing division at
 subsidiary.....................................                                   682         682
                                                  ----------  ----------  ------------  -----------  ------------
  Operating income..............................      18,224      29,875        46,498      35,321         82,930
Other (income) expense:
  Interest expense..............................       4,943       7,108        15,322       9,503         32,083
  Interest income...............................        (405)       (682)       (4,034)     (1,405)        (6,437)
  Equity in net income of affiliate.............                                                             (265)
  Foreign currency gain.........................                                                           (3,420)
  Other.........................................      (1,154)     (1,122)       (1,140)     (1,402)          (193)
                                                  ----------  ----------  ------------  -----------  ------------
Income before provision for income taxes and
 extraordinary item.............................      14,840      24,571        36,350      28,625         61,162
Provision for income taxes......................       2,095       3,184         7,123       5,226         24,159
                                                  ----------  ----------  ------------  -----------  ------------
Income before extraordinary item................      12,745      21,387        29,227      23,399         37,003
Extraordinary item--loss on early termination of
 credit facility, net of income tax benefit.....                                                              612
                                                  ----------  ----------  ------------  -----------  ------------
  Net income....................................  $   12,745  $   21,387  $     29,227   $  23,399   $     36,391
                                                  ----------  ----------  ------------  -----------  ------------
                                                  ----------  ----------  ------------  -----------  ------------
Weighted average common shares outstanding......                                36,781      34,395         49,759
                                                                          ------------  -----------  ------------
                                                                          ------------  -----------  ------------
Net income per share:
  Income before extraordinary item..............                          $        .79   $     .68   $        .74
  Extraordinary item............................                                                             (.01)
                                                                          ------------  -----------  ------------
  Net income per share..........................                          $        .79   $     .68   $        .73
                                                                          ------------  -----------  ------------
                                                                          ------------  -----------  ------------
  Unaudited pro forma net income
    (see Note 8)................................  $    8,945  $   14,916  $     19,302   $  15,557   $     30,454
                                                  ----------  ----------  ------------  -----------  ------------
                                                  ----------  ----------  ------------  -----------  ------------
Unaudited pro forma net income per share:
  Pro forma income before extraordinary item....                          $        .52   $     .45   $        .62
  Extraordinary item............................                                                             (.01)
                                                                          ------------  -----------  ------------
  Pro forma net income per share................                          $        .52   $     .45   $        .61
                                                                          ------------  -----------  ------------
                                                                          ------------  -----------  ------------

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

            FOR THE FISCAL YEARS ENDED APRIL 30, 1994, 1995 AND 1996

                   AND THE NINE MONTHS ENDED JANUARY 25, 1997

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                           PREFERRED STOCK            COMMON STOCK       ADDITIONAL    CUMULATIVE
                                       ------------------------  ----------------------    PAID-IN     TRANSLATION    RETAINED
                                         SHARES       AMOUNT      SHARES      AMOUNT       CAPITAL     ADJUSTMENT     EARNINGS
                                       -----------  -----------  ---------  -----------  -----------  -------------  -----------
Balance at April 30, 1993............           1    $   1,000   18,064,225  $      18       18,503     $    (400)    $  31,755
Transactions of Combined Companies:
  Dividends..........................                                                                                      (115)
  Purchase of treasury stock
Adjustment to conform fiscal
 year-ends of certain Combined
 Companies...........................                                                                                       273
Other................................                                                           512                        (950)
Dividends of certain Pooled
 Companies...........................                                                                                    (6,785)
Net income...........................                                                                                    12,745
                                              ---   -----------  ---------         ---   -----------       ------    -----------
Balance at April 30, 1994............           1        1,000   18,064,225         18       19,015          (400)       36,923
Transactions of Combined Companies:
  Issuance of common stock...........                                                           251
  Capital contributed by principal
    stockholder......................                                                         1,814
  Dividends..........................                                                                                      (222)
  Issuance of common stock in
    conjunction with the formation of
    U.S. Office Products.............                              800,000           1
  Issuance of common stock in the
    initial public offering, net of
    offering expenses of $4,686......                            3,737,500           4       32,686
  Issuance of common stock to the
    stockholders of the Combined
    Companies........................                            3,078,000           3           (3)
  Distributions to the stockholders
    of the Combined Companies........                                                                                   (11,300)
  Issuance of common stock in
    acquisition......................                              875,000           1        8,749
  Adjustment to conform the year-ends
    of certain Pooled Companies......                                                                                     2,235
  Adjustment to stockholders' equity
    accounts to reflect the
    Mergers..........................                                                       (12,597)                      5,035
  Cumulative translation
    adjustment.......................                                                                         207
  Conversion of warrants to equity of
    certain Pooled Companies.........                               13,563                      201
  Issuance of stock by certain Pooled
    Companies........................                                                           739
  Dividends of certain Pooled
    Companies........................                                                                                    (8,843)
Net income...........................                                                                                    21,387
                                              ---   -----------  ---------         ---   -----------       ------    -----------
Balance at April 30, 1995............           1        1,000   26,568,288         27       50,855          (193)       45,215


                                        TREASURY      TOTAL
                                          STOCK      EQUITY
                                       -----------  ---------
Balance at April 30, 1993............   $  (5,048)  $  45,828
Transactions of Combined Companies:
  Dividends..........................                    (115)
  Purchase of treasury stock               (2,514)     (2,514)
Adjustment to conform fiscal
 year-ends of certain Combined
 Companies...........................                     273
Other................................                    (438)
Dividends of certain Pooled
 Companies...........................                  (6,785)
Net income...........................                  12,745
                                       -----------  ---------
Balance at April 30, 1994............      (7,562)     48,994
Transactions of Combined Companies:
  Issuance of common stock...........                     251
  Capital contributed by principal
    stockholder......................                   1,814
  Dividends..........................                    (222)
  Issuance of common stock in
    conjunction with the formation of
    U.S. Office Products.............                       1
  Issuance of common stock in the
    initial public offering, net of
    offering expenses of $4,686......                  32,690
  Issuance of common stock to the
    stockholders of the Combined
    Companies........................
  Distributions to the stockholders
    of the Combined Companies........                 (11,300)
  Issuance of common stock in
    acquisition......................                   8,750
  Adjustment to conform the year-ends
    of certain Pooled Companies......                   2,235
  Adjustment to stockholders' equity
    accounts to reflect the
    Mergers..........................       7,562
  Cumulative translation
    adjustment.......................                     207
  Conversion of warrants to equity of
    certain Pooled Companies.........                     201
  Issuance of stock by certain Pooled
    Companies........................                     739
  Dividends of certain Pooled
    Companies........................                  (8,843)
Net income...........................                  21,387
                                       -----------  ---------
Balance at April 30, 1995............                  96,904

                          U.S. OFFICE PRODUCTS COMPANY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

            FOR THE FISCAL YEARS ENDED APRIL 30, 1994, 1995 AND 1996

             AND THE NINE MONTHS ENDED JANUARY 25, 1997 (CONTINUED)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                           PREFERRED STOCK            COMMON STOCK       ADDITIONAL   CUMULATIVE
                                       ------------------------  ----------------------    PAID-IN    TRANSLATION   RETAINED
                                         SHARES       AMOUNT      SHARES      AMOUNT       CAPITAL    ADJUSTMENT    EARNINGS
                                       -----------  -----------  ---------  -----------  -----------  -----------  -----------
Balance at April 30, 1995............           1    $   1,000   26,568,288  $      27    $  50,855    $    (193)   $  45,215
  Issuance of warrants by Pooled
    Companies........................                              473,750                      672
  Exercise of warrants by Pooled
    Companies........................                              178,865                      784
  Options issued by Pooled
    Companies........................                                                           296
  Issuance of common stock in the
    second public offering, net of
    offering expenses of $3,902......                            4,025,000           4       53,450
  Issuance of common stock in the
    third public offering, net of
    offering expenses of $7,594......                            5,543,045           6      121,277
  Issuance of common stock for stock
    options exercised, including tax
    benefits.........................                               63,350                    1,023
  Issuance of common stock to repay
    indebtedness.....................                              419,408                    3,855
  Adjustment to conform fiscal
    year-ends of certain Pooled
    Companies and for the issuance of
    common stock in acquisitions.....                            6,247,723           6       61,135                     6,578
  Capital contribution by former
    shareholders of pooled company...                                                         1,154
  Conversion of Pooled Company
    preferred stock upon
    acquisition......................          (1)      (1,000)                               1,000
  Issuance of stock by certain Pooled
    Companies........................                               91,000                    2,164
  Dividends of certain Pooled
    Companies........................                              564,425           1        1,362                   (24,183)
  Cumulative translation
    adjustment.......................                                                                        611
  Net income.........................                                                                                  29,227
                                              ---   -----------  ---------         ---   -----------  -----------  -----------
Balance at April 30, 1996............      --           --       44,174,854         44      299,027          418       56,837
  Issuance of common stock in
    acquisitions.....................                            5,122,401           5      145,665
  Issuance of common stock...........                            1,250,000           1       38,112
  Exercise of stock options..........                              152,327                      780
  Exercise of stock warrants.........                              166,750                    1,200
  Retirement of treasury stock.......                               68,205                       34                       (34)
  Capital contribution by former
    shareholders of Pooled
    Companies........................                              174,259           1        6,046
  Issuance of common stock for stock
    options exercised, including tax
    benefit..........................                              122,796                    2,945
  Issuance of common stock for
    employee stock purchase plan, net
    of expenses of $63...............                              120,539                    2,380
  Adjustment to conform fiscal
    year-ends of certain Pooled
    Companies........................                                                                                     284
  Dividends of certain Pooled
    Companies........................                                                                                 (13,860)
  Cumulative translation
    adjustment.......................                                                                     (4,190)
  Net income.........................                                                                                  36,391
                                              ---   -----------  ---------         ---   -----------  -----------  -----------
Balance at January 25, 1997
 (unaudited).........................      --        $  --       51,352,131  $      51    $ 496,189    $  (3,772)   $  79,618
                                              ---   -----------  ---------         ---   -----------  -----------  -----------
                                              ---   -----------  ---------         ---   -----------  -----------  -----------


                                        TREASURY      TOTAL
                                          STOCK      EQUITY
                                       -----------  ---------
Balance at April 30, 1995............      --       $  96,904
  Issuance of warrants by Pooled
    Companies........................                     672
  Exercise of warrants by Pooled
    Companies........................                     784
  Options issued by Pooled
    Companies........................                     296
  Issuance of common stock in the
    second public offering, net of
    offering expenses of $3,902......                  53,454
  Issuance of common stock in the
    third public offering, net of
    offering expenses of $7,594......                 121,283
  Issuance of common stock for stock
    options exercised, including tax
    benefits.........................                   1,023
  Issuance of common stock to repay
    indebtedness.....................                   3,855
  Adjustment to conform fiscal
    year-ends of certain Pooled
    Companies and for the issuance of
    common stock in acquisitions.....                  67,719
  Capital contribution by former
    shareholders of pooled company...                   1,154
  Conversion of Pooled Company
    preferred stock upon
    acquisition......................
  Issuance of stock by certain Pooled
    Companies........................                   2,164
  Dividends of certain Pooled
    Companies........................                 (22,820)
  Cumulative translation
    adjustment.......................                     611
  Net income.........................                  29,227
                                       -----------  ---------
Balance at April 30, 1996............      --         356,326
  Issuance of common stock in
    acquisitions.....................                 145,670
  Issuance of common stock...........                  38,113
  Exercise of stock options..........                     780
  Exercise of stock warrants.........                   1,200
  Retirement of treasury stock.......
  Capital contribution by former
    shareholders of Pooled
    Companies........................                   6,047
  Issuance of common stock for stock
    options exercised, including tax
    benefit..........................                   2,945
  Issuance of common stock for
    employee stock purchase plan, net
    of expenses of $63...............                   2,380
  Adjustment to conform fiscal
    year-ends of certain Pooled
    Companies........................                     284
  Dividends of certain Pooled
    Companies........................                 (13,860)
  Cumulative translation
    adjustment.......................                  (4,190)
  Net income.........................                  36,391
                                       -----------  ---------
Balance at January 25, 1997
 (unaudited).........................   $  --       $ 572,086
                                       -----------  ---------
                                       -----------  ---------

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                  FOR THE NINE
                                                           FOR THE FISCAL YEAR ENDED APRIL        MONTHS ENDED
                                                                         30,                ------------------------
                                                           -------------------------------  JANUARY 31,  JANUARY 25,
                                                             1994       1995       1996        1996         1997
                                                           ---------  ---------  ---------  -----------  -----------
                                                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net income.............................................  $  12,745  $  21,387  $  29,227   $  23,399    $  36,391
  Adjustment to reconcile net income to net cash provided
    by (used in) operating activities:
    Depreciation and amortization expense................      8,614     10,410     14,461       9,853       26,321
    Deferred income taxes................................       (165)       (51)      (264)        825        3,600
    Write-off of deferred compensation...................                                                    (1,501)
    Foreign currency gain................................                                                    (3,420)
    Equity in net income of affiliate....................                                                      (265)
    Issuance of common stock in exchange for services
      rendered...........................................                                                       500
    Changes in assets and liabilities (net of assets
      acquired and liabilities assumed in business
      combinations):
      Accounts receivable................................     (9,964)   (27,300)   (21,986)    (43,991)     (36,024)
      Lease receivables..................................                          (17,664)                    (238)
      Inventory..........................................     (2,615)    (1,397)    (7,565)     (1,665)       4,395
      Prepaid expenses and other current assets..........     (2,464)    (1,243)   (10,629)     (7,845)      (4,184)
      Accounts payable...................................      4,305      7,603     12,199      14,919      (32,534)
      Accrued liabilities................................      1,625      5,453     10,135         324      (17,877)
                                                           ---------  ---------  ---------  -----------  -----------
        Net cash provided by (used in) operating
          activities.....................................     12,081     14,862      7,914      (4,181)     (24,836)
                                                           ---------  ---------  ---------  -----------  -----------
Cash flows from investing activities:
  Additions to property and equipment....................     (7,199)    (7,864)   (20,793)    (16,845)     (23,882)
  Cash used in acquisitions..............................               (18,099)   (95,574)    (58,236)    (332,537)
  Investment in affiliate................................                           (5,603)                 (41,291)
  Deposits...............................................        (74)       (77)      (256)       (417)      (1,310)
  Other..................................................       (688)       274       (509)        158       (5,214)
                                                           ---------  ---------  ---------  -----------  -----------
        Net cash used in investing activities............     (7,961)   (25,766)  (122,735)    (75,340)    (404,234)
                                                           ---------  ---------  ---------  -----------  -----------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt...............      8,568      6,198    168,170      11,388      221,101
  Payments of long-term debt.............................     (6,801)    (8,107)   (20,450)    (10,264)    (160,164)
  Proceeds (payments) of short-term debt.................      1,504      3,859    (33,224)     35,443      215,062
  Proceeds from issuance of common stock.................                33,454    176,287      52,537       38,113
  Proceeds from exercise of stock options and warrants...                              597                    3,356
  Proceeds from issuance of common stock in employee
    stock purchase plan..................................                                                     2,380
  Contributions of capital by stockholders of Pooled
    Companies............................................                 2,557                  1,921        1,970
  Payments to stockholders of combined companies.........        (27)   (11,330)       (42)
  Adjustments to conform fiscal year-ends of certain
    Pooled Companies.....................................        230        601     (1,615)       (462)         286
  Payments of dividends..................................     (7,179)    (8,741)   (16,506)    (15,587)     (13,860)
                                                           ---------  ---------  ---------  -----------  -----------
        Net cash provided by (used in) financing
          activities.....................................     (3,705)    18,491    273,217      74,976      308,244
                                                           ---------  ---------  ---------  -----------  -----------
Effect of exchange rates on cash and cash equivalents....        237       (422)      (428)         99         (347)
Net increase (decrease) in cash and cash equivalents.....        652      7,165    157,968      (4,446)    (121,173)
Cash and cash equivalents at beginning of period.........     11,366     12,018     19,183      19,183      177,635
                                                           ---------  ---------  ---------  -----------  -----------
Cash and cash equivalents at end of period...............  $  12,018  $  19,183  $ 177,635   $  14,737    $  56,462
                                                           ---------  ---------  ---------  -----------  -----------
                                                           ---------  ---------  ---------  -----------  -----------

                          U.S. OFFICE PRODUCTS COMPANY

                             (DOLLARS IN THOUSANDS)

                                                                                                       FOR THE NINE
                                                                     FOR THE FISCAL YEAR               MONTHS ENDED
                                                                       ENDED APRIL 30,          --------------------------
                                                               -------------------------------   JANUARY 31,   JANUARY 25,
                                                                 1994       1995       1996         1996          1997
                                                               ---------  ---------  ---------  -------------  -----------
                                                                                                       (UNAUDITED)
Supplemental disclosures of cash flow information:
  Interest paid..............................................  $   8,236  $  11,361  $  12,854    $   6,234     $  28,980
  Income taxes paid..........................................  $   3,234  $   3,463  $   8,524    $   5,321     $  21,085

    The Company issued common stock, notes payable and cash in connection with certain business combinations in fiscal years ended April 30, 1994, 1995 and 1996.The fair values of the assets and liabilities of the acquired companies at the dates of the acquisitions are presented as follows:

                                                                                                   FOR THE NINE
                                                                  FOR THE FISCAL YEAR              MONTHS ENDED
                                                                    ENDED APRIL 30,          ------------------------
                                                            -------------------------------  JANUARY 31,  JANUARY 25,
                                                              1994       1995       1996        1996         1997
                                                            ---------  ---------  ---------  -----------  -----------
                                                                                                   (UNAUDITED)
  Accounts receivable.....................................  $  --      $  23,462  $  72,231   $  30,561    $  93,993
  Inventories.............................................                20,074     51,425      22,442      126,506
  Prepaid expenses and other current assets...............                 1,779      8,914       4,001       15,159
  Property and equipment..................................                 5,459     34,978      18,732      108,705
  Intangible assets.......................................                21,079    118,422      74,665      447,202
  Lease receivables.......................................                           55,095                      870
  Other assets............................................                   339      1,257       1,074        5,273
  Short-term debt.........................................               (15,038)  (105,814)    (19,928)     (17,102)
  Accounts payable........................................               (15,627)   (38,357)    (21,357)     (93,436)
  Accrued liabilities.....................................                (4,958)   (16,244)     (7,285)     (83,894)
  Long-term debt..........................................                (6,283)   (17,949)     (9,574)    (116,807)
  Deferred income taxes...................................                           (1,635)
  Other long-term liabilities.............................                  (437)      (247)       (887)      (8,262)
  Minority interest.......................................                           (5,349)
                                                            ---------  ---------  ---------  -----------  -----------
  Net assets acquired.....................................  $  --      $  29,849  $ 156,727   $  92,444    $ 478,207
                                                            ---------  ---------  ---------  -----------  -----------
                                                            ---------  ---------  ---------  -----------  -----------

    The acquisitions were funded as follows:

  Common stock............................................  $  --      $   8,750  $  60,367   $  34,208    $ 145,670
  Notes payable...........................................                 3,000        786
  Cash....................................................                18,099     95,574      58,236      332,537
                                                            ---------  ---------  ---------  -----------  -----------
                                                            $  --      $  29,849  $ 156,727   $  92,444    $ 478,207
                                                            ---------  ---------  ---------  -----------  -----------
                                                            ---------  ---------  ---------  -----------  -----------

Noncash transactions:

    - During fiscal 1996, one Pooled Company converted $1,385 of notes payable to common stock.

    - During fiscal 1996, the Company issued 194,447 shares of common stock to repay $2,470 of indebtedness.

    - During fiscal 1996, the Company recorded additional paid-in capital of approximately $483 related to the tax benefit on stock options exercised.

    - During fiscal 1994, one Combined Company issued $1,800 of debt in exchange for nonvoting shares of common stock.

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1--BUSINESS ORGANIZATION

    U.S. Office Products Company ("U.S. Office Products" and the "Company") was founded in October 1994 with the goal of creating a world-wide office products supplier, primarily to corporate, commercial and industrial customers.

    Concurrent with the closing of its initial public offering (the "IPO") in February 1995, the Company acquired four companies for a combination of its common stock and cash which are referred to herein as the "Combined Companies" and acquired two companies in business combinations accounted for under the purchase method. The six companies are referred to as the "Founding Companies."

    Simultaneously with the closing of the IPO, U.S. Office Products acquired by merger each of the Combined Companies (the "Mergers"). The accompanying consolidated financial statements and related notes to consolidated financial statements are representative of what the financial position, results of operations and cash flows would have been if U.S. Office Products and the Combined Companies had been combined on May 1, 1993. The assets and liabilities of the Combined Companies are reflected at their historical amounts. Capital stock of the Combined Companies is included in additional paid-in capital. The Combined Companies previously reported on fiscal years ending other than April
30. Commencing on May 1, 1994, the fiscal year-ends were changed to April 30 which resulted in an adjustment to retained earnings during fiscal 1994 of $273 which resulted from revenues of $8,983 and expenses of $8,710.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying consolidated financial statements and related notes to consolidated financial statements include the accounts of U.S. Office Products, the Combined Companies and the companies acquired in business combinations accounted for under the purchase method (the "Purchased Companies") from their respective acquisition dates and give retroactive effect to the results of the companies acquired in business combinations accounted for under the pooling-of-interests method (the "Pooled Companies") for all periods presented.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    DEFINITION OF FISCAL YEAR

    As used in these consolidated financial statements and related notes to consolidated financial statements, "fiscal 1994," "fiscal 1995" and "fiscal 1996" refer to the Company's fiscal years ended April 30, 1994, 1995 and 1996, respectively.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

    CASH AND CASH EQUIVALENTS

    The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company invests a portion of its cash in highly rated corporate commercial paper with original maturities of 30 days or less and in overnight investments collateralized by U.S. government securities. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

    INVENTORIES

    Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis and consist primarily of product held for sale.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Additions and improvements are capitalized. Maintenance and repairs are expensed as incurred. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives range from 25 to 40 years for buildings and its components and 5 to 15 years for furniture, fixtures and equipment. Property and equipment leased under capital leases are being amortized over the lesser of their useful lives or their lease terms.

    INTANGIBLE ASSETS

    Intangible assets consist primarily of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Goodwill is amortized on a straight line basis over an estimated useful life of 40 years. Management periodically evaluates the recoverability of goodwill, which would be adjusted for a permanent decline in value, if any, by comparing anticipated undiscounted future cash flows from operations to net book value.

    TRANSLATION OF FOREIGN CURRENCIES

    Balance sheet accounts of foreign subsidiaries are translated using the year-end exchange rate, and statement of income accounts are translated using the average exchange rate for the year. Translation adjustments are recorded as a separate component of stockholders' equity.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    DERIVATIVE FINANCIAL INSTRUMENTS

    The Company's majority owned foreign subsidiary has entered into forward foreign currency exchange contracts (the "Exchange Contracts") with counterparties to hedge the exposure to foreign currency fluctuations to the extent permissible by hedge accounting requirements. At April 30, 1996, the Exchange Contracts, in the notional amount of $4,616, hedge approximately $5,292 of foreign currency denominated assets. Discounts or premiums on the Exchange Contracts are amortized over the life of the contracts.

    The Company's majority owned foreign subsidiary has also entered into interest rate swap agreements (the "Swap Agreements") with counterparties to convert the interest rates associated with certain outstanding debt from variable rates to fixed rates. The notional amount of the Swap Agreements was $43,000 at April 30, 1996. The market risks associated with these Swap Agreements result from short-term fluctuations in interest rates. The credit risks related to non-performance of the Swap Agreements by the counterparties are not deemed to be significant; however, non-performance would result in the Company terminating the Swap Agreements and recognizing a gain or loss, depending on the fair market value of the Swap Agreements.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure About Fair Value of Financial Instruments," the Company has estimated the fair value of its financial instruments using the following methods and assumptions:

    - The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value;

    - The fair value of the 5 1/2% Convertible Subordinated Notes due 2001 is based on quoted market prices;

    - The carrying amounts of the Company's debt, other than the 5 1/2% Convertible Subordinated Notes due 2001, approximates fair value, estimated by discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

    INCOME TAXES

    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." One Combined Company and certain Pooled Companies were organized as subchapter S corporations prior to being acquired by the Company and, as a result, the federal tax on their income was the responsibility of their individual stockholders. The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

    TAXES ON UNDISTRIBUTED EARNINGS

    No provision is made for U.S. income taxes on earnings of foreign subsidiary companies which the Company controls but does not include in the consolidated federal income tax return since it is management's practice and intent to permanently reinvest the earnings.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    REVENUE RECOGNITION

    Revenue is recognized upon the delivery of office products to customers. The Company also leases equipment to customers under both short-term and long-term lease agreements. Revenue related to the short-term leases is recognized on a monthly basis over the life of the lease. Certain long-term leases qualify as sales-type leases and accordingly the present value of the future lease payments are recognized as income upon delivery of the equipment to the customer.

    COST OF REVENUES

    Vendor rebates are recognized on an accrual basis in the period earned and are recorded as a reduction to cost of revenues. Delivery and occupancy costs are included as an increase to cost of revenues.

    NONRECURRING ACQUISITION COSTS

    Nonrecurring acquisition costs represent acquisition costs incurred by the Company in business combinations accounted for under the pooling-of-interests method. These costs include legal and accounting fees, investment banking fees, recognition of transaction related obligations and various other acquisition related costs.

    DISCONTINUATION OF PRINTING DIVISION AT SUBSIDIARY

    During fiscal 1996, the Company discontinued the printing division at one of its subsidiaries and incurred a one time charge of $682, which consisted primarily of the writedown of printing division assets to their estimated market value.

    NET INCOME PER SHARE

    Net income per share for fiscal 1996 is calculated by dividing net income by the weighted average number of common shares outstanding during the year including common stock equivalents, if dilutive.

    Net income per share for fiscal 1995 and fiscal 1994 has not been presented as it is not considered meaningful due to the Mergers and the IPO in conjunction with the formation of the Company during fiscal 1995.

    NEW ACCOUNTING PRONOUNCEMENTS

    In October 1995, the Financial Accounting Standards Board issued SFAS 123, "Accounting for Stock Based Compensation." SFAS 123 establishes a fair value based method of accounting for employee stock based compensation plans and encourages companies to adopt that method. However, it also allows companies to continue to apply the intrinsic value based method currently prescribed under APB Opinion No. 25, provided certain pro forma disclosures are made. SFAS 123 is not required to be adopted by the Company until fiscal 1997. The Company currently intends to continue to apply the accounting method prescribed by APB Opinion 25 and, accordingly, the adoption of SFAS 123 will not have a material impact on the Company's operating results.

    In March, 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. SFAS 121 is not required to be adopted by the Company until fiscal 1997. The Company does not anticipate that SFAS 121 will have a material effect on the Company's operating results.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of January 25, 1997 and the results of income and of cash flows for the nine months ended January 31, 1996 and January 25, 1997, as presented in the accompanying unaudited supplemental consolidated financial statements.

NOTE 3--BUSINESS COMBINATIONS

    POOLING-OF-INTERESTS METHOD

    In fiscal 1996, the Company issued 8,440,852 shares of common stock to acquire 14 companies in acquisitions accounted for under the pooling-of-interests method. The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented. Certain of the Pooled Companies previously reported on fiscal years ending other than April 30. The results of these Pooled Companies were previously reported on June 30, September 30 and December 31 year-ends.

    The accounts of these Pooled Companies for the years ended December 31, 1993 and 1994, for the years ended June 30, 1994 and 1995 and for the years ended September 30, 1994 and 1995 have been combined with the accounts of U.S. Office Products for the years ended April 30, 1994 and 1995, respectively. Commencing on May 1, 1995, the year-ends of these companies were changed to April 30, resulting in an increase to retained earnings of $2,235 during fiscal 1995.

    Subsequent to April 30, 1996, the Company issued 13,307,350 shares of common stock to acquire 30 companies in acquisitions accounted for under the pooling-of-interests method. Except as noted below, the Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented. Certain of the Pooled Companies previously reported on fiscal years ending other than April 30. The results of these Pooled Companies were previously reported on January 31, March 31, May 31, June 30, August 31 and December 31 year-ends.

    The accounts of these Pooled Companies for the years ended December 31, 1994 and 1995, for the years ended January 31, 1995 and 1996, for the year ended March 31, 1995 and 1996, for the years ended May 31, 1995 and 1996, for the years ended June 30, 1995 and 1996, and the years ended August 31, 1995 and 1996 have been combined with the accounts of U.S. Office Products for the years ended April 30, 1995 and 1996, respectively. Commencing on May 1, 1996, the year-ends of these Companies were changed to April 30, resulting in a reduction to retained earnings of $2,660 during fiscal 1996 and an increase of $284 for the nine months ended January 25, 1997.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED)
    Following is a summary of the results related to the adjustments to retained earnings for these Pooled Companies:

                                                            FOR THE FISCAL YEAR
                                                              ENDED APRIL 30,
                                                           ---------------------
                                                             1995        1996
                                                           ---------  ----------  FOR THE NINE
                                                                                  MONTHS ENDED
                                                                                  JANUARY 25,
                                                                                      1997
                                                                                  ------------
                                                                                  (UNAUDITED)
Revenues.................................................  $  55,126  $  121,722   $   (4,639)
Costs and expenses.......................................     52,891     124,382       (4,923)
                                                           ---------  ----------  ------------
Net income (loss)........................................  $   2,235  $   (2,660)  $      284
                                                           ---------  ----------  ------------
                                                           ---------  ----------  ------------

    The separate results of operations of U.S. Office Products Company and the Pooled Companies for periods prior to the mergers are presented below:

                                                       U.S. OFFICE     POOLED
FOR THE YEAR ENDED APRIL 30,                             PRODUCTS     COMPANIES     COMBINED
-----------------------------------------------------  ------------  -----------  ------------
1996
  Revenue............................................  $    488,670   $ 897,542   $  1,386,212
  Net income.........................................  $      7,828   $  21,399   $     29,227

1995
  Revenue............................................  $    120,479   $ 678,230   $    798,709
  Net income.........................................  $      1,514   $  19,873   $     21,387

1994
  Revenue............................................  $     76,541   $ 520,970   $    597,511
  Net income.........................................  $      1,114   $  11,631   $     12,745

FOR THE NINE MONTHS ENDED JANUARY 25, 1997
  (UNAUDITED):
-----------------------------------------------------
  Revenue............................................  $  1,473,192   $ 344,460   $  1,807,652
  Net income.........................................  $     25,069   $  11,322   $     36,391

FOR THE NINE MONTHS ENDED JANUARY 31, 1996
  (UNAUDITED):
-----------------------------------------------------
  Revenue............................................  $    267,837   $ 707,291   $    975,128
  Net income.........................................  $      5,226   $  18,173   $     23,399

    Certain of the Pooled Companies were individually insignificant and the financial statements for years prior to fiscal 1996 have not been restated for these operations. The effect of these acquisitions has been recognized as of May 1, 1995 as an increase in stockholders' equity of $10,012.

    PURCHASE METHOD

    In fiscal 1996, the Company made 27 acquisitions accounted for under the purchase method for an aggregate purchase price of $156,727 consisting of $95,574 of cash, $786 of notes payable and 3,885,349 shares of common stock with a market value of $60,367. The total assets related to these 27 acquisitions were $342,322, including goodwill of $118,422. The results of these acquisitions have been included in the Company's results from their respective dates of acquisition.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED)
    In fiscal 1995, in addition to the Mergers, the Company made six acquisitions accounted for under the purchase method for an aggregate purchase price of $29,849, consisting of $18,099 of cash, $3,000 of notes payable and 875,000 shares of common stock with a market value of $8,750. The total assets related to these six acquisitions were $72,192, including goodwill of $21,079. The results of these acquisitions have been included in the Company's results from their respective dates of acquisition.

    The following presents the unaudited pro forma results of operations of the Company for the fiscal years ended April 30, 1995 and 1996 as if the purchase acquisitions described above had been consummated as of the beginning of fiscal 1995. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, adjustments in executive compensation and the inclusion of a federal income tax provision:

                                                                       FOR THE FISCAL YEAR
                                                                         ENDED APRIL 30,
                                                                    --------------------------
                                                                        1995          1996
                                                                    ------------  ------------
Revenues..........................................................  $  1,299,286  $  1,732,620
Net income........................................................        22,069        32,278
Net income per share..............................................          0.54          0.72

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1995 or the results which may occur in the future.

NOTE 4--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                         FOR THE FISCAL YEAR
                                                                           ENDED APRIL 30,
                                                                        ----------------------
                                                                           1995        1996
                                                                        ----------  ----------
Land..................................................................  $    2,715  $    4,539
Buildings.............................................................      14,709      33,465
Furniture and fixtures................................................      23,208      51,779
Warehouse equipment...................................................      24,969      34,336
Equipment under capital leases........................................       5,307       8,665
Leasehold improvements................................................       8,209       8,507
                                                                        ----------  ----------
                                                                            79,117     141,291
Less: Accumulated depreciation........................................     (38,500)    (45,880)
                                                                        ----------  ----------
Net property and equipment............................................  $   40,617  $   95,411
                                                                        ----------  ----------
                                                                        ----------  ----------

    Depreciation expense for the fiscal years ended April 30, 1994, 1995 and 1996 was $6,453, $8,275 and $10,868, respectively.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 5--INTANGIBLE ASSETS

    Intangible assets and accumulated amortization consist of the following:

                                                                               APRIL 30,
                                                                         ---------------------
                                                                           1995        1996
                                                                         ---------  ----------
Goodwill...............................................................  $  23,944  $  142,205
Other..................................................................      8,309       8,596
                                                                         ---------  ----------
                                                                            32,253     150,801
Less: Accumulated amortization.........................................     (5,099)     (7,349)
                                                                         ---------  ----------
                                                                         $  27,154  $  143,452
                                                                         ---------  ----------
                                                                         ---------  ----------

    Other intangible assets consist primarily of non-compete arrangements which are amortized over the term of the agreements. Amortization expense for the fiscal years ended April 30, 1994, 1995 and 1996 was $2,161, $2,135 and $3,593,
respectively.

NOTE 6--LEASE RECEIVABLES

    Lease receivables represent the present value of future lease payments related to equipment sold to customers as sales type leases. The future minimum lease payments to be received are as follows:

1997..............................................................  $  34,146
1998..............................................................     29,885
1999..............................................................     17,181
2000..............................................................      5,800
2001 and thereafter...............................................      1,647
                                                                    ---------
Total lease receivable............................................     88,659
Less: Amounts representing interest...............................    (16,847)
                                                                    ---------
Present value of net lease receivable.............................  $  71,812
                                                                    ---------
                                                                    ---------

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 7--CREDIT FACILITIES

    SHORT-TERM DEBT

    Short-term debt consists of the following:

                                                                                         APRIL 30,
                                                                                   ---------------------
                                                                                     1995        1996
                                                                                   ---------  ----------
Bank lines of credit, secured by accounts receivable and inventory, interest rates ranging from prime to prime plus 2.25% (9.0% to 10.0% at April 30,
  1996)..........................................................................  $  50,925  $   22,555
Annual renewal loans provided by banks and other financial institutions of foreign subsidiary secured by lease receivables of foreign subsidiary. Interest
  rates ranging from 7.8% to 10.2% at April 30, 1996.............................                 80,949
Bank lines of credit of foreign subsidiary operations secured by assets of those
  operations.Interest rates ranging from 9.2% to 9.8% at April 30, 1996..........                 12,731
Other............................................................................      3,036       7,130
Current maturities of long-term debt.............................................      8,195      11,225
                                                                                   ---------  ----------
      Total short-term debt......................................................  $  62,156  $  134,590
                                                                                   ---------  ----------
                                                                                   ---------  ----------

    LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                                         APRIL 30,
                                                                                   ---------------------
                                                                                     1995        1996
                                                                                   ---------  ----------
Notes payable, secured by certain assets of the Company, interest rates ranging
  from 8.0% to 10.0%, maturities from October 1996 through 2003..................  $  16,104  $    9,773
Convertible Subordinated Notes due 2001, interest at 5 1/2%, convertible into shares of common stock at any time prior to maturity at a conversion price of
  $28.50 per share, subject to adjustment in certain events......................                143,750
Debt facility payable over five years secured by lease receivables of the
  Company's foreign subsidiaries. Interest rates ranging from 11.0% to 12.0% at
  April 30, 1996.................................................................                  8,943
Other............................................................................     23,406      43,134
Capital lease obligations........................................................      1,381       5,129
                                                                                   ---------  ----------
                                                                                      40,891     210,729
Less: Current maturities of long-term debt.......................................     (8,195)    (11,225)
                                                                                   ---------  ----------
      Total long-term debt.......................................................  $  32,696  $  199,504
                                                                                   ---------  ----------
                                                                                   ---------  ----------

    The 5 1/2% Convertible Subordinated Notes due 2001 (the "Notes") are redeemable, in whole or in part, at the Company's option at specified redemption prices on or after February 3, 1998, but may not be

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 7--CREDIT FACILITIES (CONTINUED)
redeemed prior to February 2, 1999 unless the closing price of the common stock is at least 150% of the conversion price for a period of time prior to the notice of redemption. Costs incurred in connection with the issuance of the Notes are included in other assets and are being amortized over the five year period of maturity. The fair value of the Notes at April 30, 1996, based upon quoted market prices, totaled $211,313.

    MATURITIES OF LONG-TERM DEBT

    Maturities on long-term debt, including capital lease obligations, are as follows:

1997..............................................................  $  11,225
1998..............................................................     14,823
1999..............................................................     13,528
2000..............................................................      2,545
2001..............................................................    148,285
Thereafter........................................................     20,323
                                                                    ---------
                                                                    $ 210,729
                                                                    ---------
                                                                    ---------

NOTE 8--INCOME TAXES

    U.S. Office Products will file a consolidated federal income tax return for periods subsequent to the Mergers described in Note 3. Each of the Combined Companies and Pooled Companies will file "short-period" federal tax returns through the dates of the Mergers and business combinations.

    The provision for income taxes consists of:

                                                                   FOR THE FISCAL YEAR ENDED APRIL
                                                                                 30,
                                                                   -------------------------------
                                                                     1994       1995       1996
                                                                   ---------  ---------  ---------
Income taxes currently payable:
  Federal........................................................  $   1,805  $   1,722  $   5,943
  State..........................................................        455        704        608
  Foreign taxes currently payable................................                   809        836
                                                                   ---------  ---------  ---------
                                                                       2,260      3,235      7,387
                                                                   ---------  ---------  ---------
Deferred income tax expense (benefit)............................       (165)       (51)      (264)
                                                                   ---------  ---------  ---------
      Total provision for income taxes...........................  $   2,095  $   3,184  $   7,123
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 8--INCOME TAXES (CONTINUED)
    Deferred taxes are comprised of the following:

                                                                                          APRIL 30,
                                                                                     --------------------
                                                                                       1995       1996
                                                                                     ---------  ---------
Current deferred tax assets:
  Inventory........................................................................  $     178  $     291
  Allowance for doubtful accounts..................................................         95        826
Accrued liabilities................................................................        445          4
                                                                                     ---------  ---------
      Total current deferred tax assets............................................        718      1,121
                                                                                     ---------  ---------
Long-term deferred tax liabilities:
  Property and equipment...........................................................     (1,028)    (2,701)
  Internal Revenue Service tax assessment..........................................     (3,383)    (3,383)
  Other............................................................................         54       (972)
                                                                                     ---------  ---------
      Total long-term deferred tax liabilities.....................................     (4,357)    (7,056)
                                                                                     ---------  ---------
      Net deferred tax asset (liability)...........................................  $  (3,639) $  (5,935)
                                                                                     ---------  ---------
                                                                                     ---------  ---------

    The Internal Revenue Service ("IRS") tax assessment relates to the deferral of a gain on the sale of land and building by a subsidiary of the Company. The IRS has determined that a portion of the gain recorded by the subsidiary does not qualify for deferral and has required that the Company pay additional taxes. The subsidiary has recorded a deferred tax liability as a result of the assessment and the related interest. The Company has filed an appeal with the IRS relating to the above assessment; however, the IRS has not yet responded to the appeal.

    The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                           FOR THE FISCAL YEAR ENDED APRIL 30,
                                                                          -------------------------------------
                                                                             1994         1995         1996
                                                                          -----------  -----------  -----------
U.S. federal statutory rate.............................................       34.0%        34.0%        35.0%
State income taxes, net of federal income tax benefit...................        4.0          4.1          5.4
Subchapter S corporation income not subject to corporate level
  taxation..............................................................      (26.9)       (27.7)       (28.0)
Foreign earnings not subject to U.S. taxes..............................                                  (.6)
Minority interest in foreign taxes......................................                                  2.5
Nondeductible goodwill..................................................                     1.4          2.6
Other...................................................................        3.0          1.2          2.7
                                                                              -----        -----        -----
Effective tax rate......................................................       14.1%        13.0%        19.6%
                                                                              -----        -----        -----
                                                                              -----        -----        -----

    One Combined Company and certain Pooled Companies were organized as subchapter S corporations prior to the closing of their acquisitions by the Company and, as a result, the federal tax on their income was the responsibility of their individual stockholders. Accordingly, the Combined Company and the specific Pooled Companies provided no federal income tax expense prior to these acquisitions by the Company.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 8--INCOME TAXES (CONTINUED)
    The following unaudited pro forma income tax information is presented in accordance with SFAS 109 as if the Combined Company and the specific Pooled Companies had been subject to federal income taxes for the entire periods presented.

                                                               FOR THE FISCAL YEAR           NINE MONTHS ENDED
                                                                 ENDED APRIL 30,          ------------------------
                                                         -------------------------------  JANUARY 31,  JANUARY 25,
                                                           1994       1995       1996        1996         1997
                                                         ---------  ---------  ---------  -----------  -----------
Net income per consolidated statement of income........  $  12,745  $  21,387  $  29,227   $  23,399    $  36,391
Pro forma income tax provision adjustment..............      3,800      6,471      9,925       7,842        5,937
                                                         ---------  ---------  ---------  -----------  -----------
Pro forma net income...................................  $   8,945  $  14,916  $  19,302   $  15,557    $  30,454
                                                         ---------  ---------  ---------  -----------  -----------
                                                         ---------  ---------  ---------  -----------  -----------

NOTE 9--LEASE COMMITMENTS

    The Company leases various types of retail, warehouse and office space and equipment, furniture and fixtures under noncancellable lease agreements which expire at various dates. Future minimum lease payments under noncancellable capital and operating leases are as follows:

                                                                                     CAPITAL    OPERATING
                                                                                     LEASES      LEASES
                                                                                    ---------  -----------
1997..............................................................................  $   1,922   $  14,102
1998..............................................................................      1,390      11,410
1999..............................................................................        743      10,179
2000..............................................................................        446       9,248
2001..............................................................................        320       7,920
Thereafter........................................................................      2,541      27,438
                                                                                    ---------  -----------
Total minimum lease payments......................................................      7,362   $  80,297
                                                                                               -----------
                                                                                               -----------
Less: Amounts representing interest...............................................     (2,233)
                                                                                    ---------
Present value of net minimum lease payments.......................................  $   5,129
                                                                                    ---------
                                                                                    ---------

    Rent expense for all operating leases for the fiscal years ended April 30, 1994, 1995 and 1996 was $10,409, $11,731 and $17,379, respectively.

NOTE 10--COMMITMENTS AND CONTINGENCIES

    LITIGATION

    The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position or results of operations or cash flows of the Company.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 10--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    POSTEMPLOYMENT BENEFITS

    The Company has entered into employment agreements with several employees that would result in payments to these employees upon change of control or certain other events. No amounts have been accrued at April 30, 1995 or 1996 related to these agreements.

NOTE 11--EMPLOYEE BENEFIT PLANS

    Certain subsidiaries of the Company have qualified defined contribution benefit plans, which allow for voluntary pre-tax contributions by the employees. The subsidiaries pay all general and administrative expenses of the plans and in some cases make matching contributions on behalf of the employees. For the fiscal years ended April 30, 1994, 1995 and 1996, the subsidiaries incurred expenses totaling $220, $451 and $683, respectively, related to these plans.

    One Combined Company entered into agreements with three officers which provided for future compensation to those officers subsequent to termination of employment with the Combined Company for a period of five years. The future compensation would not be received, however, in the event that an officer received payment under that Company's Restricted Stock Purchase Plan (the "Purchase Plan") in excess of the purchase price of the stock paid by the officer. No compensation expense was recorded with respect to the agreement related to two of the officers, as it was probable that they would receive payment under the Restricted Stock Purchase Plan. Future compensation expense of approximately $1,030 was being recognized as expense for the third officer over the estimated term of the officer's service to the Company of approximately eleven years. The compensation expense equaled $95 in fiscal 1994 and $71 in fiscal year 1995. The agreements were terminated upon closing of the Merger.

    The Purchase Plan was considered to be compensatory, for the benefit of certain officers. Two of these officers each purchased 1,000 shares of stock for $1 under the Purchase Plan. The stock was restricted and could only be purchased by the Combined Company at specified prices that varied upon the occurrence of certain events. As a result, the Combined Company's future compensation expense of $1,398, under this Purchase Plan, was being recognized as expense over the expected periods of the officers' future service to the Combined Company of 20 and 28 years. Compensation expense of approximately $60 and $45 was recognized in fiscal 1994 and fiscal 1995, respectively. The Plan was terminated upon closing of the Merger.

NOTE 12--STOCKHOLDERS' EQUITY

    LONG-TERM COMPENSATION PLAN

    In October 1994, the Board of Directors and the Company's stockholders approved the Company's 1994 Long-Term Compensation Plan (the "Plan"). The purpose of the Plan is to provide directors, officers, key employees and consultants with additional incentives by increasing their ownership interests in the Company. The maximum number of options to purchase Common Stock granted in any calendar or fiscal year under the Plan is equal to the greater of 855,000 shares or 15% of the aggregate number of shares of the Common Stock outstanding at the time an award is granted, less, in each case, the number of shares subject to previously outstanding awards under the Plan.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 12--STOCKHOLDERS' EQUITY (CONTINUED)
    Under the provisions of the Plan, non-qualified stock options and other stock awards are granted at prices not less than fair market value at the date of grant. A summary of option transactions follows:

                                                                       NUMBER      OPTION PRICE      EXPIRATION
                                                                     OF SHARES    RANGE PER SHARE       DATE
                                                                     ----------  -----------------  -------------
Outstanding at April 30, 1994......................................      --             --               --
  Granted..........................................................     629,500   $8.00 - $10.00        2004
  Canceled.........................................................      (7,000)      $10.00            2004
                                                                     ----------  -----------------  -------------
Outstanding at April 30, 1995......................................     622,500   $8.00 - $10.00        2004
  Granted..........................................................   2,764,591   $11.31 - $31.75    2004 - 2006
  Exercised........................................................     (63,350)  $8.00 - $10.00        2004
  Canceled.........................................................     (16,200)  $10.00 - $17.13    2004 - 2005
                                                                     ----------  -----------------  -------------
Outstanding at April 30, 1996......................................   3,307,541   $8.00 - $31.75     2004 - 2006
                                                                     ----------  -----------------  -------------
                                                                     ----------  -----------------  -------------
Exercisable at April 30, 1996......................................     132,867   $8.00 - $10.00        2004
                                                                     ----------  -----------------  -------------
                                                                     ----------  -----------------  -------------

    Non-qualified options are generally exercisable beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares under option and generally expire ten years from the date of grant.

    Subsequent to year-end, the Company granted options to purchase 1,132,050 shares of common stock at exercise prices ranging from $36.00 to $44.875 per share.

    COMMON STOCK

    In November 1994, the Board of Directors of the Company approved a one thousand-for-one split of the Company's common stock and changed the par value of common stock from $1 per share to $.001 per share. The consolidated financial statements have been adjusted to reflect the stock split. In February 1996, the stockholders approved the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000 shares.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 13--QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                         FISCAL 1996 QUARTERS
                                                     ------------------------------------------------------------
                                                       FIRST       SECOND      THIRD       FOURTH       TOTAL
                                                     ----------  ----------  ----------  ----------  ------------
Revenues...........................................  $  266,959  $  328,080  $  380,089  $  411,084  $  1,386,212
Gross profit.......................................      70,003      85,456      99,761     114,352       369,572
Operating income...................................       3,766      12,196      19,359      11,177        46,498
Net income.........................................       2,919       8,317      12,163       5,828        29,227
Net income per share...............................         .10         .22         .33         .13           .79


                                                                         FISCAL 1995 QUARTERS
                                                     ------------------------------------------------------------
                                                       FIRST       SECOND      THIRD       FOURTH       TOTAL
                                                     ----------  ----------  ----------  ----------  ------------
Revenues...........................................  $  153,278  $  182,020  $  236,025  $  227,386  $    798,709
Gross profit.......................................      41,896      48,716      64,484      56,624       211,720
Operating income...................................       3,524       6,871      15,381       4,099        29,875
Net income.........................................       2,544       4,827      12,479       1,537        21,387

NOTE 14--SUBSEQUENT EVENTS

    BUSINESS COMBINATIONS SUBSEQUENT TO YEAR-END

    Between April 30, 1996 and July 10, 1996, the Company acquired 14 companies and the remaining 49% of Blue Star in business combinations accounted for under the purchase method for $65,333, consisting of 1,663,692 shares of common stock with a market value of $44,149 and cash of $21,184. In addition, the Company considers the consummation to be probable of a total of 46 additional businesses (the "Pending Acquisitions"). The Pending Acquisitions provide for consideration of $286,740, consisting of 7,206,323 shares of common stock with a market value of $254,659 and cash of $32,081.

    The following presents the unaudited pro forma results of operations of the Company for fiscal 1996 as if the acquisitions described above had been consummated as of the beginning of fiscal 1996. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, reductions in executive compensation, the inclusion of a federal income tax provision and the removal of certain restructuring costs:

                                                                                FISCAL YEAR
                                                                                   ENDED
                                                                               APRIL 30, 1996
                                                                              ----------------
Revenues....................................................................    $  2,105,775
Net income..................................................................          41,974
Net income per share........................................................            0.88

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1996, or the results which may occur in the future.

    ISSUANCE OF CONVERTIBLE SUBORDINATED NOTES

    In May 1996, the Company completed an offshore offering and a concurrent private placement of $230,000, principal amount of 5 1/2% Convertible Subordinated Notes due 2003, including the underwriters' over-allotment option of $30,000. The underwriters exercised their over-allotment option in June 1996.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 14--SUBSEQUENT EVENTS (CONTINUED)
The net proceeds to the Company, after deducting underwriting discounts and commissions and offering expenses, were approximately $223,000.

NOTE 15--SUBSEQUENT EVENTS (UNAUDITED)

    During the first nine months of fiscal 1997, the Company completed a total of 90 business combinations, 30 accounted for under the pooling-of-interests method and 60 accounted for under the purchase method. In the third quarter of fiscal 1997, the Company completed a total of 24 business combinations, 9 accounted for under the pooling-of-interests method and 15 accounted for under the purchase method. In addition to these business combinations, the Company acquired a 49% equity interest in Dudley Stationery Limited ("Dudley"), an independent office products dealer in the United Kingdom. Under the terms of the agreement, the Company agreed to invest approximately $80,000 of working capital into Dudley over a two-year period. In addition, Dudley plans to raise approximately an additional $80,000 in debt financing. The Company has currently invested approximately $41,300 of the total $80,000 in Dudley.

    In August 1996, the Company entered into an agreement with Bankers Trust Company (the "Bank"), whereby the Bank, or a syndicate of financial institutions including the Bank, will provide a $500 million revolving credit facility (the "Credit Facility") bearing interest, at the Company's option, at the Bank's base rate plus an applicable margin of up to 1.25%, or a eurodollar rate plus an applicable margin of up to 2.5%. The availability under the Credit Facility is subject to certain sublimits including $100 million for working capital loans and $ 400 million for acquisition loans, with $180 million of the acquisition loan submit available and expected to be used to refinance certain outstanding indebtedness of the Company in Australia and New Zealand. The Credit Facility is secured by a majority of the assets of the Company and contains customary covenants, including financial covenants with respect to the Company's leverage and interest coverage ratios, capital expenditures, payment of dividends and purchases and sales of assets, and customary default provisions, including provisions related to non-payment of principal and interest, default under other debt agreements and bankruptcy.

    In August 1996, at the Company's Annual Meeting of Stockholders, the stockholders approved, among other things, a proposal by the Board of Directors of the Company to adopt an amendment to Article Four of the Company's Restated Certificate of Incorporation to increase the number of shares of the Company's Common Stock, par value $.001 per share, authorized for issuance from 100,000,000 shares to 500,000,000 shares.

    On August 20, 1996, the Company's Board of Directors approved a change in the Company's fiscal year-end, effective for the 1997 fiscal year, from April 30 to the last Saturday of April.

    Subsequent to January 25, 1997 and through March 26, 1997, the Company has completed 13 business combinations for an aggregate purchase price of $24.7 million, consisting of approximately $6.2 million of cash and .6 million shares of the Company's common stock with an aggregate market value on the dates of acquisition of approximately $18.5 million.

    In February and March 1997, the Company completed the public sale, at a gross price of $33.00 per share, of 8,682,331 shares of common stock, including the purchase by the underwriters of 637,000 shares of common stock for their over-allotment option. The net proceeds to the Company, after deducting underwriting discounts and commissions and offering expenses, were approximately $274.5 million and have been used to repay a portion of the outstanding balance under the Company's bank Credit Facility.

                          U.S. OFFICE PRODUCTS COMPANY

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    The unaudited pro forma financial statements give effect to, where applicable, acquisitions completed through March 26, 1997. The unaudited pro forma combined balance sheet gives effect to the 13 businesses acquired by the Company after January 25, 1997 (the "Fiscal 1997 Post 3rd Quarter
Acquisitions"), as if all such acquisitions had occurred as of the Company's most recent balance sheet date, January 25, 1997.

    The pro forma combined statement of income for the year ended April 30, 1996 gives effect to (i) the 26 acquisitions completed during fiscal 1996 which were business combinations accounted for under the purchase method of accounting (the "Fiscal 1996 Purchased Companies") as if all such acquisitions had been made on May 1, 1995; (ii) the 71 acquisitions completed during fiscal 1997 which were business combinations accounted for under the purchase method of accounting (the "Fiscal 1997 Purchased Companies") as if all such acquisitions had been made on May 1, 1995; (iii) the 2 acquisitions completed after January 25, 1997 which were combinations accounted for under the pooling-of-interests method of accounting as if all such acquisitions had been made on May 1, 1995 (the "Fiscal 1997 Post 3rd Quarter Pooled Companies", which together with the Fiscal 1997 Purchased Companies are referred to as the "Fiscal 1997 Completed Acquisitions"); (iv) the sales by the Company in February and March 1996 (the "February Offerings") of 5,543,045 shares of Common Stock and 5 1/2% Convertible Subordinated Notes due 2001 (the "February Notes") in the principal amount of $143.75 million as if such sales had been made on May 1, 1995; (v) the sales by the Company of 5 1/2% Convertible Subordinated Notes due 2003 in May and June 1996 (the "May Notes") in the principal amount of $230 million as if such sales had been made on May 1, 1995; (vi) the sales by the Company in September 1996 (the "September Stock Sale") of 1,250,000 shares of the Common Stock as if such sale had been made on May 1, 1995, and (vii) the sales by the Company in February and March 1997 of 8,682,331 shares of Common Stock as if such sales had been made on May 1, 1995.

    The historical financial statements of the Company for the nine month periods ended January 25, 1997 and January 31, 1996 and the fiscal year ended April 30, 1996 give retroactive effect to the results of the 30 companies acquired by the Company during the nine months ended January 25, 1997 and the 14 companies acquired during fiscal 1996 which were business combinations accounted for under the pooling-of-interests method of accounting. The historical financial statements of the Company for the fiscal years ended April 30, 1995 and 1994 give retroactive effect to the results of 23 of the companies acquired by the Company during the nine months ended January 25, 1997 and the 14 companies acquired during fiscal 1996 which were business combinations accounted for under the pooling-of-interests method of accounting. (Seven of the companies acquired by the Company during the nine months ended January 25, 1997, which were business combinations accounted for under the pooling-of-interests method of accounting, were not included in the historical financial statements of the Company for the fiscal years ended April 30, 1995 and 1994 because they are considered to be individually insignificant (the "Insignificant Companies").)

    The pro forma combined statement of income for the year ended April 30, 1996 includes (i) the audited financial statements of the Company for the year ended April 30, 1996; (ii) the unaudited financial information of the Fiscal 1996 Purchased Companies for the period from May 1, 1995 to the consummation date;
(iii) the unaudited financial information for the Fiscal 1997 Purchased Companies for the most recently completed fiscal year, except that unaudited financial information for the year ended April 30, 1996 is included for each such acquisition where the entity's fiscal year end is not within 93 days of the Company's year end; and (iv) the unaudited financial information of the Fiscal 1997 Post 3rd Quarter Pooled Companies for the most recently completed fiscal year.

                          U.S. OFFICE PRODUCTS COMPANY

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)

    The pro forma combined statement of income for the nine months ended January 25, 1997 includes the unaudited financial information of the Company and gives effect to (i) the 71 acquisitions completed during fiscal 1997 accounted for under the purchase method of accounting for the period May 1, 1996 to the consummation date and (ii) the 2 acquisitions completed after January 25, 1997 which were combinations accounted for under the pooling-of-interests method of accounting as if all such acquisitions had been made on May 1, 1996.

    The pro forma combined statement of income for the nine months ended January 31, 1996 includes the unaudited financial information of the Company and gives effect to the Fiscal 1996 Purchased Companies and the Fiscal 1997 Completed Acquisitions as if all such acquisitions had been made on May 1, 1995.

    The pro forma combined statement of income for the years ended April 30, 1995 and 1994 includes the historical financial information of the Company and gives effect to the Insignificant Companies and the Fiscal 1997 Post 3rd Quarter Pooled Companies.

    The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent the results that the Company would have obtained had the transactions which are the subject of pro forma adjustments occurred at the beginning of the period, as assumed, or the future results of the Company. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this report and in other reports filed by the Company.

                          U.S. OFFICE PRODUCTS COMPANY

                        PRO FORMA COMBINED BALANCE SHEET
                                JANUARY 25, 1997
                                 (IN THOUSANDS)

                                                           FISCAL YEAR 1997
                                      U.S. OFFICE   ------------------------------                PRO FORMA
                                       PRODUCTS        COMPLETED        PRO FORMA                 OFFERING      PRO FORMA
                                        COMPANY       ACQUISITIONS     ADJUSTMENTS    SUBTOTAL   ADJUSTMENTS    COMBINED
                                      -----------   ----------------   -----------   ----------  -----------   -----------
ASSETS
Current assets:
Cash and cash equivalents...........  $    56,462       $   563         $ (4,918)(a) $       --   $ 275,522(b) $        --
                                                                         (52,107)(a)               (275,522)(b)

  Accounts receivable...............      336,434         9,101               --        345,535                    345,535
  Lease receivable..................       30,442            --               --         30,442                     30,442
  Inventory.........................      250,795         2,790               --        253,585                    253,585
  Prepaid and other current
    assets..........................       52,831           681               --         53,512                     53,512
                                      -----------       -------        -----------   ----------  -----------   -----------
      Total current assets..........      726,964        13,135          (57,025)       683,074          --        683,074

Property and equipment, net.........      202,678         2,121               --        204,799                    204,799
Intangible assets, net..............      585,841         1,485           14,869(a)     602,195                    602,195
Lease receivables...................       44,423            --               --         44,423                     44,423
Other assets, including equity
  investments.......................       68,401         1,281               --         69,682                     69,682
                                      -----------       -------        -----------   ----------  -----------   -----------
      Total assets..................  $ 1,628,307       $18,022         $(42,156)    $1,604,173   $      --    $ 1,604,173
                                      -----------       -------        -----------   ----------  -----------   -----------
                                      -----------       -------        -----------   ----------  -----------   -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term debt...................  $   367,225       $ 4,886          (51,245)(a) $  320,866   $(275,522)(b)      45,344
  Accounts payable..................      172,555         6,214               --        178,769                    178,769
  Accrued compensation..............       38,966           548               --         39,514                     39,514
  Other accrued liabilities.........       69,342         1,850               --         71,192                     71,192
                                      -----------       -------        -----------   ----------  -----------   -----------
      Total current liabilities.....      648,088        13,498          (51,245)       610,341    (275,522)       334,819

Long-term debt......................      389,453           862             (862)(a)    389,453                    389,453

Deferred income taxes...............        7,633            --               --          7,633                      7,633
Other long -term liabilities........        6,106           157               --          6,263                      6,263
                                      -----------       -------        -----------   ----------  -----------   -----------
      Total liabilities.............    1,051,280        14,517          (52,107)     1,013,690    (275,522)       738,168

Minority Interest...................        4,941            --               --          4,941                      4,941

Stockholders' equity common stock...           51             3               (1)(a)         53           9(b)          62
  Additional paid-in capital........      496,189           772           12,454(a)     509,415     275,513(b)     784,928
  Cumulative translation
    adjustment......................       (3,772)           --               --         (3,772)                    (3,772)
  Retained earnings.................       79,618           228               --         79,846                     79,846
  Equity of purchased companies.....                      2,502           (2,502)(a)         --                         --
                                      -----------       -------        -----------   ----------  -----------   -----------
      Total stockholders' equity....      572,086         3,505            9,951        585,542     275,522        861,064
                                      -----------       -------        -----------   ----------  -----------   -----------
      Total liabilities and
        stockholders' equity........  $ 1,628,307       $18,022         $(42,156)    $1,604,173   $      --    $ 1,604,173
                                      -----------       -------        -----------   ----------  -----------   -----------
                                      -----------       -------        -----------   ----------  -----------   -----------

       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO FORMA COMBINED STATEMENT OF INCOME

                       FOR THE YEAR ENDED APRIL 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                 FISCAL YEAR
                                          -------------------------
                            U.S. OFFICE      1996          1997                                  PRO FORMA
                              PRODUCTS     PURCHASED    COMPLETED     PRO FORMA                  OFFERING     PRO FORMA
                              COMPANY      COMPANIES   ACQUISITIONS  ADJUSTMENTS    SUBTOTAL    ADJUSTMENTS    COMBINED
                            ------------  -----------  ------------  -----------  ------------  -----------  ------------
Revenues..................  $  1,386,212   $ 307,954   $  1,069,327   $   -       $  2,763,493   $   -       $  2,763,493
Cost of revenues..........     1,016,640     214,072        736,592       -          1,967,304       -          1,967,304
                            ------------  -----------  ------------  -----------  ------------  -----------  ------------
  Gross profit............       369,572      93,882        332,735      --            796,189      --            796,189
Selling, general and
  administrative
  expenses................       314,314      84,070        278,416       8,759(c)      670,073     --            670,073
                                                                        (12,954)(d)
                                                                         (2,532)(e)
Nonrecurring acquisition
  costs...................         8,078      --            --           (8,078)(e)      --          -            -
Nonrecurring restructuring
  costs...................       -             8,092        --            -              8,092       -              8,092
Discontinuation of
  printing division at
  subsidiary..............           682      --            --            -                682       -                682
                            ------------  -----------  ------------  -----------  ------------  -----------  ------------
  Operating income........        46,498       1,720         54,319      14,805        117,342      --            117,342
Other (income) expense:
  Interest expense........        15,322       2,761         10,150      11,825(f)       40,058    (18,804)(l)       21,254
  Interest income.........        (4,034)     --               (502)      4,536(f)      --                        --
  Other...................        (1,140)        (24)          (999)       (671)(g)       (2,834)                  (2,834)
Equity in net income of
  affiliated company......                                               (1,155)(h)       (1,155)                  (1,155)
                            ------------  -----------  ------------  -----------  ------------  -----------  ------------
Income (loss) before
  provision for income
  taxes...................        36,350      (1,017)        45,670         270         81,273      18,804        100,077
Provision for income
  taxes...................         7,123          45         13,214      14,069(i)       34,451      7,522         41,973
                            ------------  -----------  ------------  -----------  ------------  -----------  ------------
Net income (loss).........  $     29,227   $  (1,062)  $     32,456   $ (13,799)  $     46,822   $  11,282   $     58,104
                            ------------  -----------  ------------  -----------  ------------  -----------  ------------
                            ------------  -----------  ------------  -----------  ------------  -----------  ------------
Weighted average shares
  outstanding.............        36,781       -            -             -             52,460(j)      -           61,142(m)
Net income per share......  $       0.79       -            -             -       $       0.89       -       $       0.95
                            ------------  -----------  ------------  -----------  ------------  -----------  ------------
                            ------------  -----------  ------------  -----------  ------------  -----------  ------------

       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO FORMA COMBINED STATEMENT OF INCOME
                   FOR THE NINE MONTHS ENDED JANUARY 25, 1997

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                  U.S. OFFICE   FISCAL 1997                              PRO FORMA
                                    PRODUCTS     COMPLETED    PRO FORMA                  OFFERING      PRO FORMA
                                    COMPANY     ACQUISITIONS ADJUSTMENTS    SUBTOTAL    ADJUSTMENTS    COMBINED
                                  ------------  -----------  -----------  ------------  -----------  -------------
Revenues........................  $  1,807,652   $ 359,058    $  --       $  2,166,710   $  --       $   2,166,710
Cost of revenues................     1,295,249     257,486       --          1,552,735      --           1,552,735
                                  ------------  -----------  -----------  ------------  -----------  -------------
    Gross profit................       512,403     101,572       --            613,975      --             613,975
Selling, general and
  administrative expenses.......       418,516      91,455        1,418(c)      507,377     --             507,377
                                                                 (4,012)(d)
Nonrecurring acquisition
  costs.........................        10,957      --          (10,957)(e)      --         --            --
Nonrecurring restructuring
  costs.........................       --           --           --            --           --            --
Discontinuation of printing
  division at subsidiary........       --           --           --            --           --            --
                                  ------------  -----------  -----------  ------------  -----------  -------------
    Operating income............        82,930      10,117       13,551        106,598      --             106,598
Other (income) expense:
  Interest expense..............        32,083       3,130         (146)(f)       35,067    (14,103)(l)        20,964
  Interest income...............        (6,437)       (142)       6,579(f)      --          --            --
  Foreign currency gian.........        (3,420)     --           --             (3,420)     --              (3,420)
  Other.........................          (193)     (1,084)      --             (1,277)     --              (1,277)
Equity in net income of
  affiliated company............          (265)     --           (1,009)(h)       (1,274)     --            (1,274)
                                  ------------  -----------  -----------  ------------  -----------  -------------
Income (loss) before provision
  for income taxes and
  extraordinary item............        61,162       8,213        8,127         77,502      14,103          91,605
Provision for income taxes......        24,159       3,107        5,820(i)       33,086      5,641          38,727
                                  ------------  -----------  -----------  ------------  -----------  -------------
Income before extraordinary
  item..........................  $     37,003   $   5,106    $   2,307   $     44,416   $   8,462   $      52,878
                                  ------------  -----------  -----------  ------------  -----------  -------------
                                  ------------  -----------  -----------  ------------  -----------  -------------
Weighted average shares
  outstanding...................        49,759      --           --             53,149(j)     --            61,831(m)
Net income per share before
  extraordinary item............  $       0.74      --           --       $       0.84      --       $        0.86

       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY
                     PRO FORMA COMBINED STATEMENT OF INCOME
                   FOR THE NINE MONTHS ENDED JANUARY 31, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                   FISCAL YEAR
                                             ------------------------
                               U.S. OFFICE     1996          1997                                  PRO FORMA
                                PRODUCTS     PURCHASED    COMPLETED      PRO FORMA                 OFFERING     PRO FORMA
                                 COMPANY     COMPANIES   ACQUISITIONS   ADJUSTMENTS    SUBTOTAL   ADJUSTMENTS    COMBINED
                               -----------   ---------   ------------   -----------   ----------  -----------   ----------
Revenues.....................   $975,128     $293,615      $821,973      $ --         $2,090,716   $ --         $2,090,716
Cost of revenues.............    719,908      206,593       580,382        --          1,506,883     --          1,506,883
                               -----------   ---------   ------------   -----------   ----------  -----------   ----------
    Gross profit.............    255,220       87,022       241,591        --            583,833     --            583,833

Selling, general and
  administrative expenses....    213,123       78,348       204,324         6,622(c)     498,345                   498,345
                                                                           (4,072)(d)
Nonrecurring acquisition
  costs......................      6,094        --           --            (6,094)(e)     --                        --
Nonrecurring restructuring
  charges....................     --            8,092        --            --              8,092                     8,092
Discontinuation of printing
  division at subsidiary.....        682        --           --            --                682                       682
                               -----------   ---------   ------------   -----------   ----------  -----------   ----------
    Operating income.........     35,321          582        37,267         3,544         76,714     --             76,714

Other (income) expense:
  Interest expense...........      9,503        2,776         8,856        13,932(f)      35,067    (14,103)(l)     20,964
  Interest income............     (1,405)         (37)         (738)        2,180(f)      --
  Other......................     (1,402)      (1,622)         (551)       --             (3,575)                   (3,575)
Equity in net income of
  affiliated company.........     --            --           --              (866)(h)       (866)                     (866)
                               -----------   ---------   ------------   -----------   ----------  -----------   ----------
Income (loss) before
  provision for income
  taxes......................     28,625         (535)       29,700       (11,702)        46,088     14,103         60,191
Provision for income taxes...      5,226          244         8,791         5,184(i)      19,445      5,641         25,086
                               -----------   ---------   ------------   -----------   ----------  -----------   ----------
Net income (loss)............   $ 23,399     $   (779)     $ 20,909      $(16,886)    $   26,643   $  8,462     $   35,105
                               -----------   ---------   ------------   -----------   ----------  -----------   ----------
                               -----------   ---------   ------------   -----------   ----------  -----------   ----------
Weighted average shares
  outstanding................     34,395                                                  52,286(j)                 60,968(m)
Net income per share.........   $   0.68                                              $     0.51                $     0.58
                               -----------                                            ----------                ----------
                               -----------                                            ----------                ----------

       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY
                     PRO FORMA COMBINED STATEMENT OF INCOME
                       FOR THE YEAR ENDED APRIL 30, 1995
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                OTHER
                                                                                FISCAL
                                                                 U.S. OFFICE     1997      PRO FORMA
                                                                  PRODUCTS     POOLINGS   ADJUSTMENTS     TOTAL
                                                                 -----------  ----------  -----------  -----------
Revenues.......................................................   $ 798,709   $  117,833   $      --   $   916,542
Cost of revenues...............................................     586,989       84,446          --       671,435
                                                                 -----------  ----------  -----------  -----------
    Gross profit...............................................     211,720       33,387          --       245,107
Selling, general and administrative expenses...................     181,845       26,832          --       208,677
                                                                 -----------  ----------  -----------  -----------

    Operating income...........................................      29,875        6,555          --        36,430

Other (income) expense:
  Interest expense.............................................       7,108          483          --         7,591
  Interest income..............................................        (682)        (168)         --          (850)
  Other........................................................      (1,122)         600          --          (522)
                                                                 -----------  ----------  -----------  -----------
Income before provision for income taxes.......................      24,571        5,640          --        30,211
Provision for income taxes.....................................       3,184           81       9,969(k)      13,234
                                                                 -----------  ----------  -----------  -----------
Net income.....................................................   $  21,387   $    5,559   $  (9,969)  $    16,977
                                                                 -----------  ----------  -----------  -----------
                                                                 -----------  ----------  -----------  -----------

       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO FORMA COMBINED STATEMENT OF INCOME
                       FOR THE YEAR ENDED APRIL 30, 1994
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                               OTHER
                                                               U.S. OFFICE  FISCAL 1997   PRO-FORMA
                                                                PRODUCTS     POOLINGS    ADJUSTMENTS    TOTAL
                                                               -----------  -----------  -----------  ----------
Revenues.....................................................   $ 597,511    $  91,180    $  --       $  688,691
Cost of revenues.............................................     427,308       64,164       --          491,472
                                                               -----------  -----------  -----------  ----------
  Gross profit...............................................     170,203       27,016       --          197,219
Selling, general and administrative expenses.................     151,979       23,637       --          175,616
                                                               -----------  -----------  -----------  ----------
  Operating income...........................................      18,224        3,379       --           21,603
Other (income) expense:
  Interest expense...........................................       4,943          422       --            5,365
  Interest income............................................        (405)          (1)      --             (406)
  Other......................................................      (1,154)         629       --             (525)
                                                               -----------  -----------  -----------  ----------
Income before provision for income taxes.....................      14,840        2,329       --           17,169
Provision for income taxes...................................       2,095          174        5,285(k)      7,554
                                                               -----------  -----------  -----------  ----------
Net income...................................................   $  12,745    $   2,155    $  (5,285)  $    9,615
                                                               -----------  -----------  -----------  ----------
                                                               -----------  -----------  -----------  ----------

       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

                    (DOLLARS AND SHARE NUMBERS IN THOUSANDS)

1. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

    (a)(i) Adjustment to reflect purchase price adjustments and repayment of certain long-term debt associated with the Fiscal 1997 Purchased Companies noted below. The portion of the consideration assigned to goodwill ($14,869) in transactions accounted for as purchases represents the excess of the cost over the fair value of the net assets acquired. The Company amortizes goodwill over a period of 40 years. The recoverability of the unamortized goodwill is assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value.

       (ii) Adjustment to reflect the reduction in short-term and long-term debt of certain acquired companies and existing short-term debt of the Company.

    (b) Adjustment to reflect $275,522 of net proceeds from the sales of 8,682 shares of Common Stock by the Company in February and March 1997 (net of expenses and underwriting discount) and the utilization of the proceeds to repay short-term debt.

2. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS

    (c) Adjustment to reflect the increase in amortization expense relating to goodwill recorded in purchase accounting related to the Fiscal 1996 Purchased Companies and the Fiscal 1997 Purchased Companies. The goodwill is being amortized over an estimated life of 40 years.

                                                                                                FOR THE NINE
                                                                                                MONTHS ENDED
                                                                             YEAR ENDED   ------------------------
                                                                              APRIL 30,   JANUARY 25,  JANUARY 31,
                                                                                1996         1997         1996
                                                                             -----------  -----------  -----------
Fiscal 1996 Purchased Companies............................................   $   1,570    $  --        $     688
Fiscal 1997 Purchased Companies............................................       7,189        1,418        5,934
                                                                             -----------  -----------  -----------
                                                                              $   8,759    $   1,418    $   6,622
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

    (d) Adjustment to reflect reductions in executive compensation as a result of the elimination of certain executive positions and the renegotiations of executive compensation agreements resulting from certain acquisitions.

    (e) Adjustment to reflect the reduction of (i) nonrecurring acquisition costs related to pooling-of-interests business combinations of $8,078 for the year ended April 30, 1996, $10,957 and $6,094 for the nine months ended January 25, 1997 and January 31, 1996, respectively, and (ii) certain other restructuring charges from certain acquisitions of $2,532 for the year ended April 30, 1996.

    (f) Adjustment to reflect an increase (decrease) in interest expense resulting from the utilization of the proceeds from the sales of the February Notes and the May Notes to effect acquisitions as if such debt had been outstanding for the entire period. In addition, the adjustment reflects an increase in interest expense resulting from the amortization of debt issue costs over the terms of the February Notes and the May Notes. Adjustment also reflects a decrease in interest income resulting from the utilization of the proceeds from the issuance of the Common Stock and the February Notes in the February Offerings and the May Notes to effect certain transactions and refinance existing debt.

                          U.S. OFFICE PRODUCTS COMPANY

                                  (UNAUDITED)

                    (DOLLARS AND SHARE NUMBERS IN THOUSANDS)

2. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS (CONTINUED)
    (g) Adjustment to reflect the elimination of the minority interest representing 49% of the net income of Blue Star Group Limited for the year ended April 30, 1996.

    (h) Adjustment to reflect the 49% equity interest in the net income of Dudley Stationery Limited.

    (i) Adjustment to calculate the provision for income taxes on the combined pro forma results at an effective income tax rate of approximately 42%. The difference between the effective tax rate of 42% and the statutory tax rate of 35% relates primarily to state income taxes and non-deductible goodwill.

    (j) The weighted average shares outstanding used to calculate pro forma earnings per share is based on 52,460, 53,149 and 52,286 shares of Common Stock and Common Stock equivalents outstanding for the year ended April 30, 1996 and the nine months ended January 25, 1997 and January 31, 1996, respectively. The amounts are comprised of 51,352 shares outstanding for each of the periods, 547 shares issued for acquisitions completed subsequent to January 25, 1997 and 561, 1,250, and 387 common stock equivalents considered to be outstanding related to stock options, for the year ended April 30, 1996, and the nine month periods ended January 25, 1997 and January 31, 1996, respectively.

    (k) Adjustment to reflect the income taxes for certain acquisitions accounted for under the poolings-of-interest method which were taxed as subchapter S corporations as if these companies had been subject to taxation as C corporations. As a result of being subchapter S corporations, any tax liabilities prior to acquisition were the responsibility of the individual company stockholder.

    (l) Adjustment to reflect a decrease in interest expense as a result of the utilization of the net proceeds of $275,522 from the sales in February and March 1997 by the Company of 8,682 shares of Common Stock to repay short term debt at an effective rate of 6.825%.

    (m) Adjustment to include in weighted average shares outstanding the 8,682 shares that were sold by the Company in February and March 1997.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   U.S. OFFICE PRODUCTS COMPANY



Dated: April 25, 1997         By:  /s/ Mark D. Director
                                   Mark D. Director
                                   Executive Vice President,
                                   General Counsel and Secretary

                                    EXHIBIT INDEX


    Exhibit


    23.1      Consent of Price Waterhouse LLP

    23.2      Consent of Ernst & Young LLP

    23.3      Consent of BDO Seidman, LLP

    23.4      Consent of KPMG Peat Marwick LLP

    23.5      Consent of Rubin, Koehmstedt & Nadler, PLC

    23.6      Consent of Parent, McLaughlin & Nangle